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                                                                Exhibit (23) (a)


                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 Nos. 333-88934, 333-88934-01, 333-88934-02, and
333-88934-03) and the related Prospectus of KeyCorp, KeyCorp Capital V, KeyCorp Capital VI, and KeyCorp Capital VII and to the incorporation by reference therein of our report dated January 14, 2002, with respect to the consolidated financial statements of KeyCorp incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP


Cleveland, Ohio
June 10, 2002